Exhibit 21

                    Subsidiaries of Chartwell Re Corporation

       Name                                       Jurisdiction of Incorporation
       ----                                       -----------------------------
Chartwell Re Holdings Corporation                             Delaware
Chartwell Reinsurance Company                                 Minnesota
The Insurance Corporation of New York                         New York
Chartwell Holdings Limited.                                   United Kingdom